Exhibit 99.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Keystone Automotive Industries, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 27, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2003	/s/ John M. Palumbo
John M. Palumbo
Chief Financial Officer